EXHIBIT 10.1

SECOND AMENDMENT TO

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Digital, Inc. Stock Incentive Plan, as amended and restated (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008, was amended and restated effective as of May 14, 2024 and further amended on May 14, 2025;

WHEREAS, Section 19 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to add restricted stock units as a type of award available for issuance under the Plan; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1.
The definition of “Award” or “Awards” shall be deleted in its entirety and replaced with the following:

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Stock Awards, Performance Share Awards, Stock Appreciation Rights, and Restricted Stock Unit Awards.

2.
The following definition of “Restricted Stock Units” shall be added to Section 1 (General Purpose of the Plan; Definitions):

“Restricted Stock Units Awards” means any Award granted pursuant to Section 12A.

3.
The following Section 12A Restricted Stock Units Award shall be added in entirety:

Section 12A. Restricted Stock Unit Awards.

(a)
The Plan Administrator may grant Restricted Stock Unit Awards to any officer, employee, consultant, or subcontractor of the Company and its Subsidiaries. A

Restricted Stock Unit Award entitles the recipient to receive one (1) share of Stock or the Fair Market Value in cash of one (1) share of Stock, as determined by the Plan Administrator, subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant (“Restricted Stock Unit”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)
A participant holding unvested Restricted Stock Units shall not have any of the rights of a shareholder with respect to such unvested Restricted Stock Unit, including, but not limited to the right to vote and receive dividends with respect thereto, until such Restricted Stock Unit vests and the underlying share of Stock has been delivered to the participant in accordance with the terms of the Restricted Stock Unit Award.

(c)
The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock Unit shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Unit Award.

(d)
Unvested Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Unit Award.

(e)
If an awardee of Restricted Stock Units engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Plan Administrator may immediately declare forfeited all shares of Restricted Stock Units held by the participant.

4.
Section 13(c) shall be deleted in its entirety and replaced with the following:

(c) A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified Stock Option, or the receipt, vesting or settlement of a Restricted Stock Award, Stock Award Performance Share Award, or Restricted Stock Unit under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the date on which the amount of tax to be withheld is determined which does not exceed the amount of tax required to be withheld (based on the statutory minimum withholding rates for federal and state tax purposes, including payroll taxes); provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant’s next regular paycheck.

5.
Section 14(b) shall be deleted in its entirety and replaced with the following:

(b) If the outstanding shares of the Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Stock, (i) the Plan Administrator shall make any adjustments to any then outstanding Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award or other stock Award which it determines are equitably required to prevent dilution or enlargement of the rights of participants which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Plan Administrator in its discretion, any stock, securities, cash or other property distributed with respect to any shares of Restricted Stock held in escrow or for which any shares of Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the shares of Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

6.
Section 16(a) shall be deleted in its entirety and replaced with the following:

(a) Upon a Change of Control, (i) each outstanding Option, SAR and Performance Share Award shall be assumed by the Acquiring Company (as defined below) or parent thereof or replaced with a comparable option or right to purchase or to be awarded shares of the capital stock, or equity equivalent instrument, of the Acquiring Company or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”), (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable, restricted grants, together, the “Replacement Restricted Stock”), and (iii) each share of Restricted Stock Unit shall be converted to a comparable restricted grant of restricted stock units, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable award (such assumed and comparable, restricted stock unit grants, together, the “Replacement Restricted Stock Unit”); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options, Replacement Restricted Stock, and Replacement Restricted Stock Units, then all outstanding Options and SARs which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and the Performance Period with respect to all Performance Share Awards shall end on the day prior to the effective date of the Change of Control and become payable to the extent the Performance Goals were achieved, and all restrictions and conditions on any Restricted Stock, Restricted Stock Units or other stock Award shall lapse upon the effective date of the Change of Control. The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine, in its discretion, (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options and SARs which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 16(a)) will be required to surrender them in exchange for a payment by the Company, in cash or Stock as determined by the Board, of an amount equal to the amount (if any) by which the per share value of Stock subject to unexercised Options or SARs (determined by the Board in good faith, based on the applicable price in the transaction giving rise to the Change of Control, and such other considerations as the Board deems appropriate) exceeds the exercise price of those Options or SARs (where Options and SARs are issued in tandem, such payment to be made only with respect to a single underlying share of Stock upon surrender of each tandem pair of Options and SARs), with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

* * *

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The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of May 13, 2026.

MASTECH DIGITAL, INC.

By: /s/Kannan Sugantharaman

Name: Kannan Sugantharaman

Title: Chief Financial & Operations Officer